EXHIBIT 99.1

For Immediate Release	Contact: Investor Relations ICR, LLC Kate Messmer 678-421-3800

PRIMEDIA REPORTS THIRD QUARTER 2008 RESULTS

– Reports $0.20 EPS from Continuing Operations for the Third Quarter –

– Announces Regular Quarterly Dividend –

ATLANTA, Nov. 6, 2008 – PRIMEDIA Inc. (NYSE: PRM), a leading provider of print, Internet and mobile solutions designed to enable consumers to find a place to live, today reported results for the quarter ended September 30, 2008.

Highlights

($ in millions, except per share amounts)	Third Quarter		Percent	First Nine Months		Percent
(Unaudited)	2008	2007	Change (A)	2008	2007	Change (A)

Apartments	$ 53.6	$ 52.4	2.3%	$ 158.0	$ 154.4	2.3%
New Homes	9.3	13.1	-28.8%	31.5	38.2	-17.4%
Total Advertising Revenue	62.9	65.5	-3.9%	189.5	192.6	-1.6%
Distribution Revenue	13.5	14.8	-8.7%	41.2	43.1	-4.3%
Total Net Revenue	$ 76.4	$ 80.3	-4.8%	$ 230.7	$ 235.7	-2.1%

Adjusted EBITDA	$ 19.1	$ 13.1	46.8%	$ 46.9	$ 40.4	16.3%

Operating Income	$ 13.4	$ 2.0	580.9%	$ 31.2	$ 18.4	69.5%

Income (Loss) from Continuing Operations	$ 8.7	($36.3)		$ 14.3	($60.6)

Discontinued Operations	$ 3.3	$ 430.1		$ 13.2	$ 564.7

Net Income	$ 12.0	$ 393.8		$ 27.5	$ 504.1

Free Cash Flow	$ 12.2	($15.1)		($8.5)	($50.3)

Income (Loss) per Basic and Diluted Common
Shares from Continuing Operations	$ 0.20	$ (0.82)		$ 0.32	$ (1.37)

(A) Slight variations in calculations are due to rounding.

The terms “Adjusted EBITDA” and “Free Cash Flow,” as used in this release, are defined below, and these measures are reconciled to the corresponding GAAP measures in the accompanying Financial Tables.

“This was an important transitional quarter for PRIMEDIA,” said Charles Stubbs, President and CEO of PRIMEDIA, “as we continued to focus on strategic and operational development by investing in significant growth opportunities with our Web properties and implementing substantial cost efficiencies across our operations. Our shareholders can see some early results of this focus in the revenue growth of our Apartments division and overall increase in operating income.

“We are absolutely committed to industry-leading innovation that will enhance the experience of consumers and increase the value of our products and services to our advertisers. We are investing in technology and personnel in areas with the opportunity to provide the greatest return. For example, we recently re-launched ApartmentGuide.com – accompanied by an initial first week 16% increase over the prior week in leads per website visit – redesigned the Ad Creation Store function of Rentals.com – with an initial first week 13% increase over the prior week in user-provisioned listings – and launched our first iPhone application – also a first for the apartment industry.”

“While top line growth will be a big part of the Company’s evolution, plenty of opportunities exist to manage our costs more effectively. Cost containment has been, and will continue to be, a key area of focus, particularly during this period of difficult economic conditions. During the third quarter, we implemented a number of cost-cutting initiatives that will add to our bottom line and continued to manage expenses to partially offset lower revenue in our new homes and distribution businesses.”

“PRIMEDIA has one simple goal,” Mr. Stubbs stated, “to be the leading cross-platform provider of content designed to enable consumers to find a place to live. I look forward to providing a report on our progress, as well as a more comprehensive view of PRIMEDIA’s path forward for 2009, in connection with the announcement of our full-year 2008 results.”

Revenue and Operations

Apartments (Apartment Guide, ApartmentGuide.com and Rentals.com)

Apartments, which represents approximately 85% of third quarter 2008 advertising revenue, grew by 2.3% to $53.6 million from $52.4 million in the third quarter 2007. Apartment Guide and ApartmentGuide.com results were driven primarily by increased customer count and apartment community listings. Revenue from the Company’s online single-unit real estate rental product line, Rentals.com, increased 8.9% sequentially from the second quarter 2008, but declined by 8.9% compared to the third quarter 2007. While the year-over-year decrease is attributable to the impact of previously reported execution-related issues, Rentals.com achieved its second quarter of sequential revenue growth, as it overcomes those issues.

The Apartment Guide business continues to grow, driven by solid sales force execution, new product introduction and historically normalized occupancy rates. At Rentals.com, the Company is focusing on generating revenue growth and improving site performance and increasing traffic through search engine optimization.

New Homes (New Home Guide, NewHomeGuide.com and Professional Edition)

The nationwide weakness in the new homes sector and contraction in the credit markets continued to have a significant adverse impact on New Homes. Revenue from New Homes, representing approximately 15% of third quarter 2008 advertising revenue, declined by 28.8% to $9.3 million from $13.1 million in the third quarter of 2007. This decline was primarily due to reductions in the number of new home community listings.

The Company anticipates increasing pressure on this business during the remainder of the year and remains focused on taking actions to align its cost structure for this business with the current environment, including real estate consolidation and process automation. The Company suspended publication of the Atlanta Professional Edition earlier this year and may suspend other print publications in select locations based on local market conditions.

DistribuTech

DistribuTech, the Company’s print distribution operation, generated revenue of $13.5 million compared to $14.8 million in the third quarter 2007, an 8.7% decline. This decline was primarily due to the ongoing impact of lost business from third-party customers who publish free print resale home and automotive publications, which are scaling back or ceasing operations, and a decrease in the average revenue per pocket due to softness in demand.

The Company expects further softness in its DistribuTech operation and remains focused on taking actions to streamline the expense structure of this business, including real estate consolidation and process automation, as well as optimizing its distribution footprint by eliminating less profitable locations.

Other Financial Highlights

Adjusted EBITDA

Total Adjusted EBITDA increased 46.8% to $19.1 million from $13.1 million in the third quarter of 2007. This growth was driven by several factors, including lower headcount and professional fees due to the completion of the headquarters transition from New York to Atlanta in the second quarter of 2008, initiatives to reduce operating expenses, including lowering headcount and cost of sales, and optimizing distribution. As a result of these improvements, which were partially offset by lower revenue, Adjusted EBITDA as a percentage of total net revenue increased to 25.0% from 16.3% in the third quarter of 2007.

Operating Income

Operating income increased $11.4 million to $13.4 million from $2.0 million in the third quarter of 2007, primarily due to the same factors described above that contributed to the growth in our Adjusted EBITDA, as well as the exit from two Auto Guide markets in 2007.

Net Income

Net income decreased $381.8 million compared to third quarter 2007, primarily due to a $449.9 gain on the sale of the Enthusiast Media segment in 2007. This was partially offset by increased operating income and a $45.5 million decrease in other expense in 2008 due to a loss on the early redemption of debt and the associated write-off of deferred financing fees in 2007.

Earnings per Share from Continuing Operations

Earnings per share from continuing operations increased $1.02 to $0.20 from ($0.82) in the third quarter of 2007, primarily due to the same factors described above in Operating Income, a decrease in other expense, as well as a reduction in interest expense as a result of the Company’s lower average debt level, partially offset by an increase in the provision for income taxes.

Balance Sheet

As of September 30, 2008, the Company’s cash and cash equivalent balance increased to $23.4 million versus $16.8 million as of September 30, 2007. The Company had debt, net of cash, of $239.2 million at September 30, 2008, compared to net debt of $236.1 million at September 30, 2007.

Free Cash Flow and Capital Expenditures

For the third quarter 2008, free cash flow was $12.2 million compared to ($15.1) million for the third quarter of 2007. This improvement in free cash flow was primarily due to lower interest resulting from the Company’s lower average debt level. During the third quarter 2008, the Company invested $2.1 million in capital expenditures compared to $3.8 million in the third quarter of 2007.

Net Operating Losses

The Company estimates that it has approximately $400 million of net operating loss carryforwards that may be available to offset future taxable income.

Dividend

The Board of Directors of the Company has authorized a quarterly cash dividend of $0.07 per share of common stock, payable on December 11, 2008, to stockholders of record on November 19, 2008. The Company currently expects to continue to pay a regular quarterly dividend for the foreseeable future.

Conference Call

The Company will host a conference call and audio webcast with investors, analysts and other interested parties today at 10:00 A.M. Eastern time. The call can be accessed live over the phone by dialing (888) 663-2241, or for international callers, (913) 312-1478. The passcode is 6047088. Additionally, a live audio webcast will be available to interested parties for a limited time only at www.primedia.com under the Investor Relations section.

A recorded version will be available after the conference call at (888) 203-1112 in the U.S. or (719) 457-0820 if you are outside the U.S. The replay ID is 6047088. The recorded version will be available shortly after the completion of the call until midnight, Eastern time, November 13, 2008.

Use of the Term Adjusted EBITDA

Adjusted EBITDA is reconciled to net income in the accompanying Financial Tables. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, non-cash compensation, provision for restructuring costs and other. The Company believes that adjusted EBITDA provides useful information to investors because it is an integral part of the Company’s internal evaluation of operating performance. These operating performance results are used by the Company’s chief operating decision maker to make decisions about resource allocation and to assess performance.

Adjusted EBITDA is not intended to be and should not be considered as an alternative to net income as determined in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies since not all companies necessarily calculate adjusted EBITDA in an identical manner, and, therefore, it is not necessarily comparable between companies.

Use of the Term Free Cash Flow

Free cash flow is reconciled to net cash provided by (used in) operating activities in the accompanying Financial Tables. Free cash flow is defined as net cash provided (used in) by operating activities adjusted for additions to property, equipment and other (excluding acquisitions), and capital lease payments. Discontinued operations are included until sold or shut down.

The Company believes that the use of free cash flow enables the Company’s chief operating decision maker to make decisions based on the Company’s cash resources. It further believes that free cash flow provides useful information to investors as it is considered to be an indicator of the Company’s liquidity, including its ability to reduce debt, make strategic investments and pay dividends.

Free cash flow is not intended to represent cash flows from operating activities as determined in conformity with GAAP. Free cash flow, as presented, may not be comparable to similarly titled measures reported by other companies since not all companies necessarily define free cash flow in an identical manner, and, therefore, it is not necessarily comparable between companies.

About PRIMEDIA Inc.

PRIMEDIA Inc. enables millions of consumers nationwide to find a place to live through its innovative print, Internet and mobile solutions. From publishing its flagship advertising-supported Apartment Guide since 1975 to launching industry-leading online real estate destinations such as ApartmentGuide.com, Rentals.com and NewHomeGuide.com, PRIMEDIA continues to simplify the consumer home search and drive leads that result in occupancy for property managers, landlords and real estate professionals. For more information, visit www.primedia.com.

Forward-looking Statements

This release contains forward-looking statements as that term is used under the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current assumptions, expectations and projections of the Company’s management about future events, and the Company can give no assurance that they will prove to be correct. These forward-looking statements are subject to risks and uncertainties, including those detailed from time to time in the Company’s filings with the Securities and Exchange Commission, that may cause the Company’s actual results to differ materially from those indicated in these forward-looking statements. Many of these risks and uncertainties are beyond the ability of the Company to control or predict. These potential risks and uncertainties include, among others, general economic trends and conditions and, in particular, related adverse trends and conditions in the apartment leasing and new home sales sectors of the residential real estate industry, as well as changes in technology and competition; the implementation and results of the Company’s ongoing strategic initiatives; the demand by customers for the Company’s premium services; expenses or adverse results from litigation; increases in fuel and paper costs; inability to maintain the New York Stock Exchange’s continued listing standards for the Company’s common stock; and risks arising from potential weaknesses in the Company’s controls environment, particularly the weaknesses previously identified in the Company’s Annual Report on Form 10-K. The Company cautions you not to place undue reliance on these forward-looking statements. All information in this release is as of November 6, 2008. The Company undertakes no duty to update or otherwise revise the information contained in this release.

iPhone is a trademark of Apple Inc. All other names are trademarks and/or registered trademarks of PRIMEDIA Inc. © PRIMEDIA Inc. 2008. All rights reserved.

Financial Tables follow

PRIMEDIA Inc.
Financial Tables (Unaudited)
($ in millions, except share and per share amounts)

Operational Data (Including Reconciliation of Adjusted EBITDA to Net Income)
		Three Months Ended			Nine Months Ended
		September 30,			September 30,
	2008		2007		2008		2007

Revenue, Net:
Advertising	$62.9		$65.5		$189.5		$192.6
Distribution	13.5		14.8		41.2		43.1
Total Revenue, Net	$76.4		$80.3		$230.7		$235.7

Cost of Goods Sold	$6.4		$7.4		$20.1		$22.1
Marketing and Selling	17.7		21.2		57.3		62.9
Distribution and Circulation	21.4		21.8		64.1		62.6
General and Administrative Expenses	10.2		15.3		37.5		43.4
Other General Expenses	1.6		1.5		4.8		4.3
Total	$57.3		$67.2		$183.8		$195.3

Adjusted Earnings before Interest, Taxes, Depreciation, Amortization
and Other Credits (Charges) (A) (Adjusted EBITDA)	$19.1		$13.1		$46.9		$40.4

Depreciation and Amortization of Property and Equipment	(3.8)		(3.2)		(10.4)		(9.3)
Amortization of Intangible Assets	(0.6)		(1.1)		(2.0)		(2.7)
Non-Cash Compensation	(1.1)		-		(1.4)		(0.6)
Provision for Restructuring Costs	(0.2)		(6.6)		(1.9)		(9.2)
Other	-		(0.2)		-		(0.2)
Operating Income	13.4		2.0		31.2		18.4

Interest Expense	(4.7)		(14.0)		(14.6)		(72.1)
Amortization of Deferred Financing Costs	(0.2)		(0.3)		(0.7)		(1.5)
Other Income (Expense), Net	0.3		(45.2)		0.8		(41.3)
Income (Loss) Before (Provision) Benefit for Income Taxes	8.8		(57.5)		16.7		(96.5)

(Provision) Benefit for Income Taxes	(0.1)		21.2		(2.4)		35.9

Income (Loss) from Continuing Operations	8.7		(36.3)		14.3		(60.6)

Discontinued Operations	3.3	(C)	430.1	(C)	13.2	(C), (D)	564.7	(C), (E)

Net Income	$12.0		$393.8		$27.5		$504.1
Basic and Diluted Earnings (Loss) per Common Share:
Continuing Operations	$0.20		$(0.82)		$0.32		$(1.37)
Discontinued Operations	0.07		9.74		0.30		12.80
Net Income	$0.27		$8.92		$0.62		$11.43

Basic Common Shares Outstanding (weighted-average)	44,175,009		44,137,802		44,173,820		44,107,607

Diluted Common Shares Outstanding (weighted-average)	44,188,562		44,137,802		44,193,870		44,107,607

Capital Expenditures, net (excluding acquisitions)	$2.1		$3.8		$7.9		$15.8

PRIMEDIA Inc.
Financial Tables (Unaudited) (Continued)

Balance Sheet Data

	At September 30,	At December 31,		At September 30,
	2008	2007		2007

Cash and cash equivalents	$23.4	$14.7		$16.8
Long-term debt, including current maturities (B)	$249.4	$252.8		$252.9
Common shares outstanding	44,175,009	44,165,450		44,146,700

(A) Other credits (charges) include non-cash compensation and provision for restructuring costs.

(B) During the third quarter of 2007, the Company repaid all $492.5 million of its term loan, redeemed all $410.0 million of its 8 7/8% Senior Notes due 2011, redeemed
$292.2 million of its 8.00% Senior Notes due 2013, and redeemed all $122.5 million of its Senior Floating Rate Notes due 2010. In addition, on August 1, 2007, the
Company completed the financing for a $350.0 million senior secured bank credit facility, consisting of a $100.0 million revolving loan facility and a $250.0 million
Term Loan B. During the second quarter of 2008, the Company redeemed the remaining $2.6 million of its 8.00% Senior Notes due 2013.

(C) Includes gain/(loss) on sale of business, net of estimated tax, of $0.6 million and $442.5 million for the three months ended September 30, 2008 and 2007, respectively, and $2.1 million and $483.8 million for the nine months ended September 30, 2008 and 2007, respectively.

(D) In the first nine months of 2008, the Company recognized an estimated tax benefit of $12.5 million in discontinued operations, primarily as a result of its ability to carry back a projected 2008 net operating loss against taxes paid on a portion of the 2007 gain on divestures of certain subsidiaries.

(E) In the first quarter of 2007, the Company recorded tax benefits of approximately $61.0 million related to its PEM segment
These benefits, which were recorded as a component of discontinued operations, represent the tax consequences of the recharacterization of certain indefinite-lived intangible assets to definite-lived in connection with the classification of PEM business as held for sale, and were recorded when it became apparent that certain taxable temporary differences would reverse.

Reconciliation of Free Cash Flow to Cash Provided by (Used In) Operating Activities

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Net cash provided by (used in) operating activities	$14.4	$(11.2)	$(0.3)	$(33.8)

Additions to property, equipment and other (excluding acquisitions)	(2.1)	(3.8)	(7.9)	(15.8)
Capital lease payments	(0.1)	(0.1)	(0.3)	(0.7)

Free Cash Flow	$12.2	$(15.1)	$(8.5)	$(50.3)

Supplemental information:

Cash interest paid, including interest on capital and restructured leases	$5.2	$26.4	$14.6	$84.4

Cash taxes paid (net of refunds received)	$(5.5)	$0.7	$11.4	$17.6

Cash paid for restructuring costs (net of sublease receipts)	$0.7	$2.5	$6.0	$7.5